SUB-ITEM 77H
                                      MFS SERIES TRUST X

As of November 30, 2005, the following person or entity now owns 25% or more of a fund's voting security:

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PERSON/ENTITY                             FUND                      PERCENTAGE
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MFS International Diversification Fund         MFS International         32.51%
c/o MFS Investment Management                  Growth Fund
500 Boylston Street
Boston, MA  02116
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MFS International Diversification Fund         MFS International Value   30.81%
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